UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2022
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Officers

On November 10, 2022, National Storage Affiliates Trust (the "Company") announced that its board of trustees approved the promotion of David G. Cramer, 58, the Company's current president and chief operating officer, to the position of chief executive officer, in addition to his current position as president and the promotion of Derek Bergeon, 45, the Company's current senior vice president of operations, to the position of executive vice president and chief operating officer (the "Appointments"), in each case effective April 1, 2023. In connection with the Appointments, also effective April 1, 2023, Tamara D. Fischer will resign from her position as chief executive officer and be elevated to the position of executive chair, Arlen D. Nordhagen will resign from his position as executive chair and will become vice chair, David G. Cramer will resign from his position as chief operating officer and Derek Bergeon will resign from his position as senior vice president of operations.

Mr. Bergeon has served as the Company's senior vice president of operations since April 15, 2019, and has led the Company's corporate controlled brands since that time. Prior to joining the Company, Mr. Bergeon served in various roles at Extra Space Storage since 2010, including most recently as Division Vice President from 2015 to 2019. Mr. Bergeon is a veteran of the United States Navy and graduated summa cum laude from Ashford University with a Bachelor of Arts degree in business administration. Mr. Bergeon has more than twelve years of experience in the self storage industry and brings over 20 years of experience in operations and multi-unit management.

The biographical and other information for Messrs. Nordhagen and Cramer and Ms. Fischer has been previously reported and is incorporated by reference herein from the headings "Information Regarding Nominees for Election as Trustees" and "Information Regarding our Named Executive Officers" in the Company's definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 8, 2022.

There are no arrangements or understandings with any person pursuant to which Mr. Cramer was named chief executive officer or Mr. Bergeon was named executive vice president or chief operating officer. As previously disclosed, Mr. Cramer is the brother-in-law of the Company's current executive chair, Arlen D. Nordhagen and has no other family relationships with any trustee, executive officer or person nominated or chosen by the Company to become a trustee or executive officer of the Company. Mr. Bergeon has no family relationships with any trustee, executive officer or person nominated or chosen by the Company to become a trustee or executive officer of the Company. Other than as previously disclosed, neither Mr. Cramer nor Mr. Bergeon are party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Chief Executive Officer

Date: November 10, 2022